Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-1

(Form type)

Aptera Motors Corp.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees Previously Paid	Equity	Class B Comon Stock, par value $0.0001 per share (“Class B Common Stock”)	(1)	457(o)		$		$17,000,000.00	0.00013810	$2,347.70
Fees Previously Paid	Other	Pre-funded Warrants to purchase Class B Common Stock		Other				-	-	(2)
Fees Previously Paid	Equity	Class B Common Stock underlying the Pre-Funded Warrants		457(o)				-	-	(2)
Fees Previously Paid	Other	Placement Agent Warrants to purchase Class B Common Stock		Other						(3)(4)
Fees Previously Paid	Equity	Class B Common Stock underlying the Placement Agent Warrants		457(o)				$510,000.00	0.00013810	$70.43
Fees to be Paid	Other	Common Warrants to purchase Class B Common Stock		Other				-	-	(3)
Fees to be Paid	Equity	Class B Common Stock underlying the Comon Warrants to purchase Class B Common Stock		457(o)				$17,000,000.00	0.00013810	$2,347.70

	Total Offering Amounts						-	$34,510,000.00		$4,765.83
	Total Fees Previously Paid						-	-	-	2,418.13
	Total Fees Offsets						-	-	-	-
	Net Fee Due									$2,347.70

(1)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover an indeterminable number of additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price of the Class B Common Stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Class B Common Stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Class B Common Stock and pre-funded warrants (including the Common Stock issuable upon exercise of the pre-funded warrants), if any, is $17,000,000.
(3)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(4)	Represents warrants issuable to the placement agent, or its designees, to purchase a number of shares of Class B common stock equal to 3.0% of the shares of Class B common stock sold in this offering (including the shares of Class B common stock issuable upon the exercise of the pre-funded warrants), at an exercise price equal to 105% of the public offering price per share.